November 1, 2020

JPMorgan Trust I

277 Park Avenue

New York, NY 10172

Dear Sirs:

J.P. Morgan Investment Management Inc. and JPMorgan Distribution Services, Inc. (collectively, “JPMorgan Service Providers”) hereby agree to waive fees owed to each JPMorgan Service Provider or to reimburse each Fund listed on Schedule A for the time periods so indicated. The JPMorgan Service Providers will waive fees or reimburse expenses to the extent total operating expenses exceed the rate of average daily net assets also indicated on Schedule A. This expense limitation does not include acquired fund fees and expenses, dividend and interest1 expenses on securities sold short, interest, taxes, expenses related to litigation and potential litigation, expenses related to trustee elections and extraordinary expenses not incurred in the ordinary course of each Fund’s business. In addition, each Fund may invest in one or more money market funds advised by the J.P. Morgan Investment Management Inc. or its affiliates (“affiliated money market funds”). JPMorgan Distribution Services, Inc. as each Fund’s shareholder servicing agent, hereby contractually agrees to waive fees and/or reimburse expenses in an amount sufficient to offset the respective net fees it collects from the affiliated money market funds on such Fund’s investment in such money market funds. This waiver does not apply to each Fund’s investments in affiliated money market funds made with cash received as collateral from securities lending borrowers.

The JPMorgan Service Providers understand and intend that each Fund will rely on this agreement in preparing and filing their registration statements on Form N-1A and in accruing such Fund’s expenses for purposes of calculating net asset value and for other purposes, and expressly permits each Fund to do so.

Please acknowledge acceptance on the enclosed copy of this letter.

Very truly yours,

J.P. Morgan Investment Management Inc.
JPMorgan Distribution Services, Inc.

By:

Accepted by:
JPMorgan Trust I

By:

[1]	In calculating the interest expense on short sales for purposes of this exclusion, each Fund will recognize all economic elements of interest costs, including premium and discount adjustments.

SCHEDULE A

Fund Name	Class	Fiscal Year End	Expense Cap	Expense Cap Period End
JPMorgan SmartRetirement Income Fund	Class A	June 30	0.33%	October 31, 2021
	Class C		0.96%
	Class I		0.21%
	Class R2		0.75%
	Class R3		0.50%
	Class R4		0.25%
	Class R5		0.10%
	Class R6		0.00%
JPMorgan SmartRetirement 2020 Fund	Class A	June 30	0.39%	October 31, 2021
	Class C		0.99%
	Class I		0.24%
	Class R2		0.75%
	Class R3		0.50%
	Class R4		0.25%
	Class R5		0.10%
	Class R6		0.00%
	Class T		0.37%
JPMorgan SmartRetirement 2025 Fund	Class A	June 30	0.42%	October 31, 2021
	Class C		1.00%
	Class I		0.25%
	Class R2		0.75%
	Class R3		0.50%
	Class R4		0.25%
	Class R5		0.10%
	Class R6		0.00%
	Class T		0.40%
JPMorgan SmartRetirement 2030 Fund	Class A	June 30	0.42%	October 31, 2021
	Class C		1.00%
	Class I		0.25%
	Class R2		0.75%
	Class R3		0.50%
	Class R4		0.25%
	Class R5		0.10%
	Class R6		0.00%
	Class T		0.40%
JPMorgan SmartRetirement 2035 Fund	Class A	June 30	0.42%	October 31, 2021
	Class C		1.00%
	Class I		0.25%
	Class R2		0.75%
	Class R3		0.50%
	Class R4		0.25%
	Class R5		0.10%
	Class R6		0.00%
	Class T		0.41%
JPMorgan SmartRetirement 2040 Fund	Class A	June 30	0.42%	October 31, 2021
	Class C		1.00%
	Class I		0.25%
	Class R2		0.75%
	Class R3		0.50%
	Class R4		0.25%
	Class R5		0.10%
	Class R6		0.00%
	Class T		0.41%

Fund Name	Class	Fiscal Year End	Expense Cap	Expense Cap Period End
JPMorgan SmartRetirement 2045 Fund	Class A	June 30	0.42%	October 31, 2021
	Class C		1.00%
	Class I		0.25%
	Class R2		0.75%
	Class R3		0.50%
	Class R4		0.25%
	Class R5		0.10%
	Class R6		0.00%
	Class T		0.41%
JPMorgan SmartRetirement 2050 Fund	Class A	June 30	0.42%	October 31, 2021
	Class C		1.00%
	Class I		0.25%
	Class R2		0.75%
	Class R3		0.50%
	Class R4		0.25%
	Class R5		0.10%
	Class R6		0.00%
	Class T		0.41%
JPMorgan SmartRetirement 2055 Fund	Class A	June 30	0.42%	October 31, 2021
	Class C		1.00%
	Class I		0.25%
	Class R2		0.75%
	Class R3		0.50%
	Class R4		0.25%
	Class R5		0.10%
	Class R6		0.00%
	Class T		0.41%
JPMorgan SmartRetirement 2060 Fund	Class A	June 30	0.42%	October 31, 2021
	Class C		1.00%
	Class I		0.25%
	Class R2		0.75%
	Class R3		0.50%
	Class R4		0.25%
	Class R5		0.10%
	Class R6		0.00%
	Class T		0.41%

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